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                                                                   EXHIBIT 10.22


                                PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT ("Agreement") is made as of April 15, 1998, by and between William S. McKiernan ("Debtor"), and CyberSource Corporation (a/k/a "software.net Corporation"), a California corporation (the "Company"). Terms used without other definition herein that are defined in Division 8 or Division 9 of the California Uniform Commercial Code shall have the respective meanings assigned to such terms therein.

                                    RECITALS

      A. Debtor and the Company are parties to that certain Promissory Note (the "Note") dated concurrently herewith pursuant to which Debtor borrowed $270,000.00 from the Company subject to the terms and conditions set forth therein, which terms and conditions are hereby incorporated by reference.

      B. As security for the payment and performance of the obligations of Debtor to the Company under the Note, as hereinafter defined, and in order to induce the Company to extend credit pursuant to the Note, Debtor is entering into this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and the Company hereby agree as follows:

Section 1. Security Interest.

      1.1. Grant of Interest. Debtor hereby grants the Company a first priority, perfected security interest in the Collateral, as hereinafter defined, to secure the Indebtedness, as hereinafter defined, owed to the Company. Prior to, or contemporaneous with, the execution and delivery of this Agreement, Debtor has delivered or shall deliver to the Company each of the items of Collateral as set forth below.

      1.2. Collateral. The term "Collateral" means, collectively 129,808 shares of common stock of the Company owned by Debtor (the "Stock") and all substitutions therefor and liquidating dividends, stock dividends, cash dividends, new securities and other property to which Debtor is or may hereafter become entitled to receive on account of the Stock.

      1.3. Indebtedness. "Indebtedness" means all debts, obligations, and liabilities of Debtor to the Company arising out of the Note or under this Agreement.

      1.4.  Collateral Delivery.

            a. Concurrent with the execution and delivery of this Agreement or prior thereto, Debtor is delivering to the Company the Collateral, which shall be duly endorsed in blank without restriction (or with a duly executed Assignment Separate From Certificate (stock power) duly endorsed in blank without restriction).


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            b.    Voting, etc. So long as no Event of Default (as defined
herein) has occurred and is continuing, Debtor shall have the right to vote the Stock and exercise the consensual rights and powers relating to such Stock; provided, however, that Debtor shall not be permitted to trade or sell the Stock without the consent of the Company until all amounts owed to the Company under the Note are paid in full.

Section 2. Covenants, Representations and Warranties.

      2.1.  Debtor's Covenants. Debtor hereby covenants and agrees that:

            a. Debtor will at all times keep the Collateral free of all liens, encumbrances and claims of any kind or nature other than the security interest of the Company.

            b. Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein to any individual or entity until all amounts owed to the Company under the Note are paid in full.

            c. Debtor will pay when due and prior to delinquency all taxes, levies, assessments or other claims which are or may become liens against the Collateral.

            d. Debtor will deliver to the Company promptly or ensure that the Company promptly receives (i) all Collateral, (ii) all initial transaction statements and all other writings necessary or desirable to evidence the transfer and pledge of the Collateral to the Company as provided above, (iii) such specific acknowledgments, assignments, stock or bond powers, or other agreements or writings as the Company may request relating to the Collateral, and (iv) copies of records and other reports relating to the Collateral in such form and detail and at such times as the Company may from time to time require.

            e. Debtor will from time to time as required by the Company: (i) execute and deliver to the Company, and file or record at Debtor's expense, all notices and other documents the Company deems necessary in order for it to maintain a first perfected security interest in the Collateral; and (ii) perform such other acts, and execute and deliver to the Company such additional assignments, agreements and instruments, as the Company may request in connection with the administration and enforcement of this Agreement and/or the Company's rights, powers and remedies hereunder.

      2.2. Debtor's Representations. Debtor hereby represents and warrants to the Company that Debtor has full and complete marketable title to the Collateral free and clear of all liens, encumbrances and security interests (except for those in favor of the Company and those expressly permitted in writing by the Company).

Section 3. Default.

      3.1. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement at the option of the
Company:


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            a.    Debtor fails to perform any obligation under the Note.

            b. Debtor breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after the receipt of written notice from the Company specifying such breach.

      3.2.  Rights on Default. Upon the occurrence of an Event of Default:

            a. All Indebtedness shall, at the option of the Company, without demand or notice, become immediately due and payable.

            b. The Company shall have all other rights and remedies available under contract or applicable law, which include those of a secured party under the California Uniform Commercial Code, at law or in equity, and the right to take possession of the Collateral (if not then in the Company's possession), and sell and dispose of the same, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Company may deem satisfactory all in accordance with applicable law.

            c. In taking action as is specified above, the Company shall be permitted to use the services of a broker.

            d. The Company, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests herein granted and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. Debtor hereby agrees that any disposition of Collateral by way of a private placement or other method which, in the opinion of the Company, is required or advisable under federal and state securities laws is commercially reasonable.

      3.3. Application of Proceeds. The proceeds of any sale foreclosure or disposition shall be applied first to the reasonable expenses of retaking, holding, preparing for sale, discharging all liens, selling and the like, then to the reasonable attorneys' fees and legal expenses incurred by the Company, and then to the Indebtedness pursuant to the terms of the Note. Should the net proceeds resulting from any such sale or disposition exceed the amount owing to the Company, the Company shall pay such surplus to the Debtor or other person(s) legally entitled thereto.

      3.4. Powers. Upon the occurrence and during the continuance of an Event of Default, Debtor's right to exercise the voting or consensual rights and powers with respect to the Collateral shall cease, and all such rights and authority to exercise such voting or consensual rights and powers shall inure to the Company.


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Section 4. Power of Attorney. Debtor hereby irrevocably appoints the Company, or any officer thereof, as Debtor's true and lawful attorney-in-fact coupled with an interest, with full power of substitution, after an Event of Default to sign or endorse any instrument, document, or other writing necessary or desirable to transfer title or other rights to or in any of the Collateral; and, after an Event of Default, to do all acts necessary or incidental to assert, protect and enforce the Company's rights in the Collateral and under this Agreement. Debtor agrees to reimburse the Company promptly upon demand for any expenses the Company may incur while acting as Debtor's attorney-in-fact, which expenses shall constitute indebtedness under the Note.

Section 5. Waivers of Debtor.

      5.1. Presentment. Debtor hereby waives presentment, demand, protest, notice of protest, notice of dishonor, notice of payment and nonpayment, notice of any default, or notice of nonpayment at maturity.

      5.2.  Enforcement. Debtor hereby waives any right to require the Company
(i) to proceed against any person, (ii) to pursue any remedy in the Company's power in any order or whatsoever. The Company shall not be required to take any action to preserve rights against prior parties with respect to any of the Collateral.

      5.3. Release of Third Parties. Debtor hereby waives any right or defense it may now or hereafter have based upon (i) the Company's release of any party who may be obligated to the Company; (ii) the Company's release or impairment of any collateral for the Indebtedness; and (iii) the modification or extension of the Indebtedness.

      5.4. Suretyship Defenses. Debtor hereby waives any and all suretyship defenses now or hereafter available to it under the California Civil Code or the California Uniform Commercial Code.

      5.5. General Waivers. Without limiting the generality of any other waiver or other provision of this Agreement, Debtor hereby waives, to the maximum extent such waiver is permitted by law, any and all benefits or defenses arising directly or indirectly under any one or more of: (i) California Civil Code Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845,
2846, 2847, 2848, 2849, 2850, 2899, and 3433; (ii) Chapter 2 of Title 14 of the
California Civil Code; (iii) California Code of Civil Procedure Sections 580a, 580b, 580c, 580d, and 726; or (iv) California Uniform Commercial Code Section 3605.

Section 6. Non-Waiver. Subject to Section 8.3, the Company may, in the exercise of its sole discretion, waive an Event of Default, or cure an Event of Default, at Debtor's expense.

Section 7. The Company's Duties.

            a. The Company's sole duty with respect to the Collateral in its possession shall be to use reasonable care in the custody and preservation thereof. The Company shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which the Company accords its


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own property, it being understood that the Company shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tender or other matters relative to any Collateral, regardless of whether the Company have or are deemed to have knowledge of such matters or (ii) taking any steps to preserve any rights against any person with respect to any Collateral. Under no circumstances shall the Company be responsible for an injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of the Company. b. The Company may at any time deliver the Collateral or any part thereof to Debtor or arrange for the delivery thereof and Debtor's receipt shall be a complete and full acquittance for the Collateral so delivered, and the Company shall thereafter be discharged from any liability or responsibility therefor.

Section 8. General Provisions.

      8.1. Notices. Any notice given by any party under this Agreement or the Note shall be in writing and personally delivered, deposited in the United States mail, postage prepaid, or sent by telex or other authenticated message, charges prepaid, and addressed as follows:

            To Debtor:                  To the Company:
            ----------                  ---------------

            William S. McKiernan        CyberSource Corporation
            14800 Butano Terrace        a/k/a "software.net Corporation"
            Saratoga, CA  95070         3031 Tisch Way, Suite 900
                                        San Jose, CA 95128
                                        Attn: President

                                        with a copy to:

                                        Jackson Tufts Cole & Black, LLP
                                        60 South Market Street, Suite 1000
                                        San Jose, CA  95113
                                        Attn:          Richard Scudellari, Esq.

Each party may change the address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party.

      8.2. Binding Effect. This Agreement shall be binding upon Debtor, its permitted successors, representatives and assigns, and shall inure to the benefit of the Company and its successors, representatives and assigns; provided, however, that neither Debtor nor the Company may assign or transfer Debtor's obligations under this Agreement without each other's prior written consent.

      8.3. No Waiver. Any waiver, consent or approval by the Company of any Event of Default or breach of any provision, condition or covenant of this Agreement or the Note must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach


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or default shall be deemed a waiver of any later breach or default of this
Agreement or the Note. No failure or delay on the part of the Company in exercising any power, right or privilege under this Agreement or the Note shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further power, right or privilege.

      8.4. Rights Cumulative. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law. The obligations of Debtor under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Indebtedness is rescinded or must otherwise be returned by the Company upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made.

      8.5. Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement shall remain valid and enforceable.

      8.6. Governing Law. Except as may be otherwise provided by the California Uniform Commercial Code or in any addendum hereto, this Agreement shall be governed by and construed in accordance with the laws of the State of California.

      8.7. Entire Agreement. This Agreement and the Note are intended by Debtor and the Company as the final expression of Debtor's obligations to the Company in connection with the Collateral and supersedes all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only by a writing signed by Debtor and accepted by the Company in writing.

      8.8.  Legal Matters.

            a. Choice of Law. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State of California which are applicable to agreements which are negotiated, executed/delivered and performed solely in the State of California.

            b. Jurisdiction; Venue. The state and federal District Courts located in San Jose, California shall have exclusive jurisdiction and venue over any action or proceeding arising out of or related to the negotiation, execution, delivery, performance, breach or enforcement of this Agreement.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



COMPANY                                 DEBTOR

CyberSource Corporation (a/k/a
"software.net Corporation"), a
California corporation


By: _________________________________   _____________________________________
Name: Mark L. Breier                             William S. McKiernan
Title: President and Chief Executive
       Officer


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